     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-8 of our reports dated August 15, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


     DELOITTE & TOUCHE LLP

     New York, New York
     October 19, 1994


















































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